SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants

July 2, 2024

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: IMAC Holdings, Inc.
File Reference No. 001-38797

We were previously the independent registered public accounting firm for IMAC Holdings, Inc. and under the date of April 16, 2024, we reported on the consolidated financial statements of IMAC Holdings, Inc. and Subsidiaries, as of December 31,2023, and for the year then ended.

Effective June 26, 2024 we were dismissed as the independent registered public accounting firm. We have read IMAC Holding, Inc.'s disclosures included in Item 4.01 "Changes in Registrant's Certifying Accountant" on IMAC Holdings Inc.'s Form 8-K dated June 26, 2024 be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7326
Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com